UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 27, 2013

PETROSONIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53881	98-0585718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 300, 714 – 1st Street SE, Calgary, AB, Canada, T2G 2G8

(Address of Principal Executive Offices)

(403) 708-7869

(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Director

On March 27, 2013, the Board of Directors of Petrosonic Energy, Inc. (the "Company") elected Mr. Alfred Fischer as a director. There was not any arrangement or understanding between Mr. Fischer and any other persons pursuant to which he was elected as a director. Except as discussed below, there is no transaction between the Company and Mr. Fischer  that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In consideration for his services to the Board of Directors, the Company has agreed to issue to Mr. Fischer an option to purchase 250,000 shares of common stock at a price of $0.75 per share. The remaining terms of the option, including the term and the vesting requirements, are still being negotiated. The Company will file an amendment to this Current Report on Form 8-K to disclose the terms once the negotiations are concluded.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 27, 2013, pursuant to Article X, Section 2 of the Company's bylaws, the Board of Directors amended the bylaws in the following manner:

Article II, Section 1(a), which stated:

The first Board of Directors of the Corporation, and all subsequent Boards of the Corporation, shall consist of not less than one (1) and not more than seven (7) directors. The number of Directors may be fixed and changed from time to time by ordinary resolution of the shareholders of the Corporation.

was amended to state:

The first Board of Directors of the Corporation, and all subsequent Boards of the Corporation, shall consist of not less than one (1) and not more than seven (7) directors. The number of Directors may be fixed and changed from time to time by ordinary resolution of the Directors of the Corporation.

Article II, Section 1(d), which stated:

Between successive annual meetings, the Directors have the power to appoint one or more additional Directors but not more than 1/2 of the number of Directors fixed at the last shareholder meeting at which Directors were elected. A Director so appointed holds office only until the next following annual meeting of the Corporation, but is eligible for election at that meeting. So long as he or she is an additional Director, the number of Directors will be increased accordingly.

was amended to state:

Between successive annual meetings, the Directors have the power to appoint one or more additional Directors. A Director so appointed holds office only until the next following annual meeting of the Corporation, but is eligible for election at that meeting.

Section 8 - Other Events

Item 8.01	Other Events.

On April 1, 2013 the Company issued a press release disclosing the appointment of Mr. Fischer as a director. A copy of the press release is attached to this Current Report as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

(d)	Exhibits

3(ii)	Amended Bylaws
99.1	Press release issued April 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROSONIC ENERGY, INC.

April 1, 2013

/s/ Art Agolli
Art Agolli
President, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3(ii)	Amended Bylaws
99.1	Press release issued April 1, 2013